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                       SECURITIES AND EXCHANGE COMMISSION

                              450 Fifth Street, NW
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 26, 1998
                       (date of earliest event reported)

                         PNC MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                        Pooling and Servicing Agreement
                          dated as of October 1, 1998
                         providing for the issuance of

                                  $743,559,038

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-11

             Delaware                           333-50053                       T/B/D
  (State or other jurisdiction of       (Commission File Number)  (IRS Employer Identification Number)
           Incorporation)

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                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (847) 549-6500




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ITEM 5. OTHER EVENTS

     The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Donaldson, Lufkin & Jenrette Securities Corporation
(the 'Underwriter') at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The following Exhibit is filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

     P 99.1 Certain Computational Materials prepared by the Underwriter in connection with PNC Mortgage Securities Corp. Mortgage Pass-Through
Certificates, Series 1998-11.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of PNC
Mortgage Securities Corp. relating to its Mortgage Pass-Through Certificates,
Series 1998-11.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          PNC MORTGAGE SECURITIES CORP.

Date: October 26, 1998                    By \s\ Thomas G. Lehmann
                                          -----------------------------
                                          Thomas G. Lehmann
                                          Vice President and
                                          General Counsel